Employment Agreement Addendum

February 22, 2023

Mark Porter [via email]

THIS ADDENDUM TO EMPLOYMENT AGREEMENT (the “Addendum”) is made and entered into as of the date written above by and between Mark Porter and MongoDB, Inc. (together, the “Parties”).

This Addendum amends and modifies as follows that certain Employment Agreement (as amended and/or supplemented and in effect from time to time, the “Employment Agreement”) dated December 21, 2021 and made and entered into by the parties hereto.

Change in Location

As discussed between the Parties in December 2022, effective December 21, 2022, Mark Porter will be based out of MongoDB, Inc.’s Miami, Florida office on a hybrid workplace model consisting of a combination of in-office and remote workdays.

Except as expressly modified by this Addendum, the Parties agree that all terms and conditions of the Employment Agreement remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Addendum on the date first written above.

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Harsha Jalihal    Date
Chief People Officer

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Mark Porter    Date
Chief Technology Officer